May 21‐23, 2017

Management Representatives Dave Parker Director, Investor  Relations Carl Chapman Chairman, President & CEO Susan Hardwick Exec. Vice President & CFO Vectren | AGA Financial Forum | May 20172

Forward‐Looking Statements All statements other than statements of historical fact are forward‐looking statements made in  good faith by the company and are intended to qualify for the safe harbor from liability  established by the Private Securities Litigation Reform Act of 1995.  Such statements are based on  management’s beliefs, as well as assumptions made by and information currently available to  management and include such words as “believe”, “anticipate”, ”endeavor”, “estimate”, “expect”,  “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions intended to identify  forward‐looking statements.   Vectren cautions readers that the assumptions forming the basis for forward‐looking statements  include many factors that are beyond Vectren’s ability to control or estimate precisely and actual  results could differ materially from those contained in this document.   Forward‐looking  statements speak only as of the date on which our statement is made, and we assume no duty to  update them.  More detailed information about these factors is set forth in Vectren’s filings with  the Securities and Exchange Commission, including Vectren’s 2016 annual report on Form 10‐K  filed on February 23, 2017. Vectren also uses non‐GAAP measures to describe its financial results. More information can be  found in the Appendix related to the use of such measures. Dave Parker – Director, Investor Relations  d.parker@vectren.com 812‐491‐4135 Vectren | AGA Financial Forum | May 20173

Consolidated Q1 2017 Results Consistent Earnings Growth Continues In millions, except per share amounts 2017 2016 Utility Group 65.9$         61.1$         Nonutility Group Infrastructure Services (VISCO) (9.3)           (12.6)        Energy Services (VESCO) (1.2)           0.1           Other Businesses ‐               (0.2)            Nonutility Group (10.5)          (12.7)          Corporate and Other ‐               (0.1)            Earnings 55.4$         48.3$         Utility Group 0.80$         0.74$         Nonutility Group (0.13)          (0.16)          Corporate and Other ‐             ‐             EPS 0.67$         0.58$         Weighted Avg Shares Outstanding ‐ Basic 82.9           82.8           Ended Mar 31 3 Months Vectren | AGA Financial Forum | May 20174

2017 Q1 Results and Highlights Vectren Q1 consolidated EPS of $0.67 • Utility EPS of $0.80, up 8.1% or $0.06 compared to 2016 – Gas infrastructure investment continues to fuel Utility EPS growth – Warm weather negatively impacted EPS ~($0.05) vs. normal and  ~($0.02) compared to Q1 ‘16 • Nonutility Q1 EPS improved by $0.03 from 2016 – VISCO’s performance benefitted from continued strong utility demand  and favorable construction weather, partially offset by pre‐construction  costs primarily related to a large pipeline project Despite Mild Weather, Strong Utility Results  Boosted EPS in Q1 2017 $0.45 $0.50 $0.55 $0.60 $0.65 $0.70 Weather Vectren 2017 Q1 EPS $0.58 $0.67 ($0.03) $0.04 $0.05 $0.03 $0.03 ($0.02) 2016  Actual VESCO  179D  in 2016 Gas  Infra. Invest. SABIC  Lost  Margin Sm/Lrg Cust. Margin O&M /  Other 2017  Actual VISCO ($0.01) Vectren | AGA Financial Forum | May 20175

2017 Guidance Affirmed Continues to Reflect Strong Utility Earnings   Growth from Significant Infrastructure Investment Plan 2017 EPS Guidance 2016 Actual Utility $2.10 ‐ $2.15 $2.10 Nonutility/Corp $0.45 ‐ $0.50 $0.45 Consolidated $2.55 ‐ $2.65 $2.55 Affirming 2017 guidance despite Q1 unfavorable weather EPS impact of  ~($0.05) compared to normal Vectren | AGA Financial Forum | May 20176

Vectren  Long‐Term Outlook 1.2M Utility  Customers Vectren Energy Delivery of Indiana– North (Gas) Vectren Energy Delivery of Indiana– South (Gas & Electric) Vectren Energy Delivery of Ohio (Gas)

Delivering Strong Results by Executing on our Strategies Achievements over the past 5 years…   VVC EPS CAGR of 8% while maintaining financial discipline – steadily improving ROE  that is higher than most peers  Extended record of growing dividends to 57 years • Accelerated dividend growth – 5.3% average annualized increase last 3 years   Maintained strong balance sheet; S&P steady at A‐, Moody’s up one notch to A2 (’14)  Reduced nonutility risk by exiting volatile commodity‐based businesses (‘11‐’14) $1.73  $1.94  $2.12  $2.28  $2.39  $2.55  9.8% 10.6% 11.3% 11.9% 12.0% 12.3% 2011 2012 2013* 2014* 2015 2016 * Excludes ProLiance in 2013 & Coal Mining in 2014 ‐ years of disposition Vectren EPS and Earned ROE 5 Year EPS  CAGR of 8% 110% 102% 98% 71% 64% Vectren VVC Peers S&P 500 Dow Utilities S&P 500 Utilities 5‐Yr Total Return Comparison As of 12/31/16 5‐Year Total Shareholder Return CAGR of 16% Exceeds 9‐11% Target VVC 5 Year  CAGR of 16% Vectren | AGA Financial Forum | May 20178

Disciplined Utility Growth Key To Vectren’s Success  Management has demonstrated we can successfully manage significant growth  • Utility CapEx needs have doubled to over $500M/yr.; driven by gas infrastructure investments • IN & OH legislative and regulatory solutions allow for a high % of current CapEx recovery • Remain highly focused on customer bill impacts  CapEx substantially funded by cash flow from operations; credit metrics remain solid  Culture of performance management and effective strategic sourcing is now  embedded and led to controllable O&M CAGR of <1%  Earned overall allowed ROE for 5 straight years $248  $263  $351  $399  $504  10.1% 10.0% 10.2% 10.7% 11.0% 2012 2013 2014 2015 2016 Utility CapEx & Earned ROE Regulatory Execution, Effective Capital Deployment, and  Continuous Operational Improvement Fueled Successful Growth Achievements over the past 5 years…  $1.50  $1.68  $1.72  $1.80  $1.95  $2.10  2011 2012 2013 2014 2015 2016 Utility EPS 5 Year CAGR of 7% $ in millions Vectren | AGA Financial Forum | May 20179

Long‐Term Targets Consolidated EPS growth 6‐8% Dividend growth 6‐8% Consolidated payout ratio 60‐65% Utility EPS growth 5‐7% Vectren’s Long‐Term Outlook Improves Note: Long‐term EPS growth of approx. $0.06‐0.10/yr. for Nonutility  • $0.02‐$0.03 EPS growth/yr. for VESCO • $0.04‐$0.07 EPS growth/yr. for VISCO EPS and Dividend Growth Targets Reflect  Long‐Term Utility Capital Investment Plan of $6.5 Billion Vectren | AGA Financial Forum | May 201710

$1.73  $2.55  $2.60   $1.70  $2.20  $2.70  $3.20  $3.70 2011 2016 2017E Future EPS Key drivers of long‐term EPS growth expectations of 6‐8%: Gas utility infrastructure investments continue to grow earnings 2017 begins ramp up of electric modernization investments; generation investments to come Steady VISCO Distribution growth continues; Transmission recovery post‐2017 VESCO growth focused on energy efficiency/security and renewables/clean energy Continue to control costs through performance management and strategic sourcing Vectren’s Long‐Term Outlook Improves (cont.) Long Cycle of Infrastructure Spend in the U.S. will Drive  Growth Across All of Vectren’s Businesses   VVC Actual and Expected EPS Growth Long‐Term EPS CAGR: 6‐8% 2011‐2026 CAGR: 6‐8% 2011‐2017E   CAGR: 7% Vectren | AGA Financial Forum | May 201711

Increased Utility CapEx Drives Earnings Accelerated Rate Base Growth Enhances Long‐ and  Short‐Term EPS Performance $0 $2,000 $4,000 $6,000 $8,000 2011 2016 2021E 2026E Utility Shared Electric Gas 2021‐’26 CAGR: ~7.5%  (Gas & Electric) $ in millions 2016‐’21 CAGR: ~6.5%  (Mostly Gas)2011‐’16 CAGR: ~5%  (Mostly Gas) Overall 10‐Yr CAGR: ~7% Gas: ~8%   Electric: ~5.5% Growth targets supporting Vectren’s 6‐8% EPS CAGR:  Robust utility growth of 5‐7% including equity issuances to help finance planned  capital investment • Forecasting a rate base CAGR of ~7% the next 10 years EPS growth expectation of $0.06‐0.10/yr. for Nonutility • $0.04‐0.07/yr. for VISCO and $0.02‐0.03/yr. for VESCO  Rate Base Growth Accelerates* * Reflects electric infrastructure plan filed in Feb. 2017 and  IRP filed in Dec. 2016 Vectren | AGA Financial Forum | May 201712

Utility  Outlook

Transforming Our Utility…  Diversify generation  portfolio (IRP‐driven) Improve system  optionality/efficiencies Reduce carbon  emissions by almost  60% by 2024 (base  year 2005) Generation Diversification Further improve  safety & reliability  Reduce frequency  & duration of  outages Enhance customer  experience  including AMI Grid  Modernization Continue to execute  gas infrastructure upgrade and  replacement plans  Further improve  safety & reliability  Gas  Infrastructure …for a Smart Energy Future Vectren | AGA Financial Forum | May 201714

Higher Expected Utility EPS CAGR of 5‐7% Driven by 10‐Year  Investment Plans for Gas & Electric Businesses of $6.5 Billion Generation  Diversification:  ~$1.2 billion of  CapEx (‘17‐’26),  ~$0.8 billion in ‘22‐’26 Gas  Infrastructure:   ~$3.9 billion of  CapEx (‘17‐’26) Electric Grid  Modernization:  ~$1.1 billion of  CapEx (’17‐’26) Smart Energy Future – 10‐Year CapEx Plan Overview $ in millions 5‐Yr Total 10‐Yr Total Utility Cap Ex 2016A 2017E 2018E 2019E 2020E 2021E 2017E‐2021E 2017E‐2026E Gas Utilities 359$     395$     365$     370$     355$     400$     1,885$            3,850$            Electric Utility 106       125       140       155       170       310       900                 2,300              Utility Shared Assets & Other 39         50         35         30         25         50         190                 400                 Utility Consolidated 504$     570$     540$     555$     550$     760$     2,975$            6,550$            CapEx Recovered via Mechanisms/Deferral 75% 75% Summary of Electric Investments (incl. in table above) Electric Grid Modernization 520$               1,100$            Generation Diversification 380                 1,200              Subtotal 900$               2,300$            Forecast Laying Out 10‐Year Utility CapEx Plan for First Time;  Aligns with Extended Regulatory & Strategic Planning Horizon Vectren | AGA Financial Forum | May 201715

Gas Infrastructure



~$3.9 Billion in Investment for Continued Gas Infrastructure Investment

- Continue to execute on approved gas infrastructure plans, including:
  - Ohio 5-year gas infrastructure plan approved in Feb. 2014 - $200 million capital investment
  - Indiana 7-year gas infrastructure plan approved in Aug. 2014 - $950 million capital investment
- Driven by existing or pending pipeline safety regulations and existing transmission and distribution integrity management program requirements





How our Customers benefit

Continued reliability and safety

Since 2013, we have invested approx. $325 million to replace 500 miles of aging Bare Steel and Cast Iron (BSCI) pipeline infrastructure throughout our service territories in Indiana and Ohio.

How the Community benefits from Indiana 7-Year Infrastructure Plan

Supports approx. 1,875 jobs annually

Results in an economic ripple effect that will lead to $700 million in additional spending over the 7-year period

Generates approx. $50 million in increased state and local government tax revenue effects through 2020

16 Vectren | AGA Financial Forum | May 2017

Electric Grid Modernization



Aging Infrastructure Requires ~$1.1 Billion of Investment to Maintain Safe and Reliable Service and Enhance Grid

- 7-year investment of more than $500 million
  - Plan filed with IN Commission Feb. 23, 2017
- Plan consists of 800+ projects aimed at enhancing the safety and reliability of our electric system and modernizing our electric grid
- Reliability programs represent over 80% of total 7-year capital investment
  - $55 million - Transmission Line Rebuilds
    Reduces risk of emergency repair or replacement that could lead to unplanned outages
  - $70 million - Substation Transformer Replacements
    Reduces risk associated with unplanned outages and enhances customers safety
  - $40 million - Pole Inspections & Replacements
    Improves the overall electric system performance and strengthens it against storm damage

How our Customers benefit

- Continued reliability and safety
- Shorter power outages
- More control over energy use
- Fewer estimated customer bills
- Faster response when turning electric service on and off

How the Community benefits

- Supports approximately 1,000 jobs annually
- Results in an economic impact of $640 million over the 7-year period
- Generates approx. $20 million in state and local government tax revenue effects through 2023

17 Vectren | AGA Financial Forum | May 2017

2015 Generation Mix  (MWhs) Energy Efficiency,  Renewables, Other  10% Coal Base Load  90% 50% reduction in carbon emissions by 2024 from 2012  levels and 60% reduction in carbon emissions from 2005  Renewables and ongoing Energy Efficiency account for  approximately ~15% of total energy by 2026 Diversification provides flexibility to adapt to changes in  customer needs and technology IRP Preferred Plan was filed with the IN Commission in  Dec. 2016 Generation Diversification Integrated Resource Plan  Benefits All Stakeholders How our Customers benefit  Add 54MW of solar generation  by 2019  Add ~900MW combined cycle  gas plant to portfolio by 2024 Continue energy efficiency /  demand response initiatives 2026 Generation Mix  (MWhs) Energy Efficiency,  Renewables, Other 15% Coal  Base Load 30% Natural Gas  55% Vectren | AGA Financial Forum | May 201718

Financing Utility Investment

Financing Goals Remain Unchanged: Strong Balance Sheet & Cap Structures, No Incremental Utility Parent Leverage

- Long history of high investment-grade credit ratings will continue
  - Current S&P rating of A- (VVC), Moody's rating of A2 (VUHI); Both stable
- Utility funds ~85-90% of Vectren's dividend; Continue to target utility payout of 70%
- Appropriate mix of long-term debt and equity as needed
  - Significant cash flow from operations and enhanced by use of timely recovery through regulatory mechanisms
  - Nonutility cash flow also to be utilized as available to fund CapEx plan at utility
  - Appropriate mix of financing to be employed to maintain adequate regulatory capital structure and maintain solid credit metrics
  - Expectations for the next 5 years:
    - Cash from operations of $2.0-2.5B
    - Incremental utility long-term debt of ~$800M
    - Transfer of available cash flow from nonutility of $100-200M
    - 6-8% EPS growth target fully considers likely equity needs as generation investment begins to accelerate
      - Evaluation of timing and possible use of equity forwards for any needed equity financing is ongoing
  - Tax reform could impact timing and size of financing needs

19 Vectren | AGA Financial Forum | May 2017

Corporate Tax Reform Assuming loss of interest deductibility, full expensing of CapEx, and a 20%  corporate tax rate: Expect that utility rates will be reset to reflect any reduction in tax expense • Any favorable nonutility impact likely reflected in competitive bidding activity going forward Revaluation of existing deferred taxes would occur at effective date of new tax rate • Utility impacts reflected as amounts due to customer • Nonutility impacts would be favorable at implementation Very little parent co. debt limits recurring exposure to loss of interest deductibility Loss of AMT credit carryforward would be expected at effective date of the new  tax rate, partially offset by revaluation of existing nonutility deferred taxes Cash flow benefits from full CapEx expensing when investment ramps up later in  the 10‐yr forecast period  No impact to long‐term growth targets expected Proposed Tax Reform Not Expected to Materially  Impact Long‐Term Outlook Vectren | AGA Financial Forum | May 201720

Utility Regulatory Update 21 RFPs for gas‐fired generation needs to be issued in ~Q2 2017 • Key criteria will include location, reliability and creditworthiness Integrated Resource Plan (IRP) – comments from various parties received by Indiana  Commission in April; our comments in response to be submitted in May Commission Staff report on our IRP will likely come later this summer Governor Holcomb signed on May 2nd Ensures net metering customers who generate their own power will be compensated at a fair,  market‐based rate for power they deliver back to the system, ending the existing subsidies over time  Requires a competitive bid for construction of new generation (RFP) over 80 MWs; utility builds and  owns the plant or owns it after construction is complete Indiana Senate Bill 309 Generation Diversification Electric Utility Update ‐ Including New Indiana Law Just Signed Vectren | AGA Financial Forum | May 2017

Utility Regulatory Update *(continued)*

Additional Key Topics - Gas and Electric

Indiana Gas Utilities

- Aug. '14: Initial 7-year ('14-'20) gas infrastructure plan approved
- Jan. '17: Commission issued 5th semi-annual order ($950M) – no issues; 6th semi-annual update case filed in Apr. '17
- Apr. '17: Lost appeal related to ability to "update" 7-year plan
  - No material impact to Vectren as ~$65M utility transmission line project, which was the project at issue in appeal, was pre-approved for recovery in the next gas rate case

Ohio Gas Utility

- Feb. '14: Commission approved 5-yr. extension ('13-'17, ~$200M) of distribution replacement rider (DRR)
- May '17: Filed annual DRR update for costs incurred in 2016; approval expected later this summer

Indiana Electric Utility

- Mar. '17: Won appeal of the 4-year cap on lost margin recovery related to 2016-17 energy efficiency plan
  - Case remanded back to Commission for review of reasonableness of plan as originally filed; expect Order by end of 2017
  - Plan also includes continued cost recovery for program and administrative expenses
- Apr. '17: Filed 2018-20 energy efficiency plan; plan is consistent with prior filings; expect Order by end of 2017

22 Vectren | AGA Financial Forum | May 2017

Anticipated Timeline for Near-Term Regulatory Activity

Limited Base Rate Activity Expected for Next Several Years

Key Observations:

- Recovery mechanisms allow for timely recovery of investments and costs requiring fewer base rate cases
- Rate cases to be filed as required by mechanisms/legislation and unlikely before
  - OH Gas base rate case to be filed in 2018
  - IN Gas base rate case to be filed in 2020
  - IN Electric base rate case to be filed in 2023


Key Activities
IRP Filed w/ IN Commission December 2016
IN Commission Approved 5th Semi-Annual Gas Infrastructure Filing January 2017
7-Year ('17-'23) Electric Grid Modernization Plan Filed w/ IN Commission February 2017
4MW Universal Solar Plan Filed w/ IN Commission February 2017
Issue RFPs for Electric Supply Needs ~Q2 2017
IN Commission Staff Comments on IRP Due ~Summer 2017
IN Commission Order on 7-Year ('17-'23) Electric Grid Modernization Plan Due ~September 2017
Cert. of Public Need for Electric Supply Needs Filed w/ IN Commission ~Q4 2017; Order likely in early 2019
File Ohio Base Rate Case Q1 2018; Order likely in early 2019

23 Vectren | AGA Financial Forum | May 2017

Favorable Utility Environments Constructive Regulatory and Legislative Environments in  Indiana & Ohio Support Required Capital Investment Electric IN-South IN-North Ohio IN-South Infrastructure Investment Recovery (1)     Infrastructure Recovery of Federal Mandates Under SB 251    Environmental CapEx Recovery Under SB 29  Non-DRR CapEx Deferral Under House Bill 95  Decoupling or Lost Margin Recovery    Margin Straight Fixed Variable Rate Design  Normal Temperature Adjustment   Gas Cost and Fuel Cost Recovery     Unaccounted for Gas    Costs Bad Debt Expense    DSM/Energy Efficiency/MISO Transmission Costs    DRR: Distribution Replacement Rider DSM: Demand Side Management (1) Under SB 560 in Indiana; Under DRR in Ohio Gas Vectren | AGA Financial Forum | May 201724

Nonutility Infrastructure  Services (VISCO) Performance  Contracting Sustainable  Infrastructure  Projects Energy  Services (VESCO) Distribution  Pipeline  Construction Transmission  Pipeline  Construction Nonutility   Outlook

$20  $18  $23  $49  $53   $‐  $15  $30  $45  $60 Q1 '13 Q1 '14 Q1 '15 Q1 '16 Q1 '17 In millions 2017 Q1 Nonutility Results VISCO EPS – 2017 Q1 up $0.04 vs. 2016; TTM of $0.34, up $0.10 vs. TTM 2016 Q1 • Improved Q1 results were driven by continued strong demand from gas utilities for distribution  construction work and favorable weather, tempered by pre‐construction costs largely related to the  approximate 150‐mile, and now $170M transmission project in Ohio, with revenues just starting in  late Q1 – Record backlog  of $780M at 3/31/17 driven by Distrib. growth and the $170M Ohio project VESCO – 2017 Q1 revenues of $53M, exceeding last year’s Q1 record • Continued strong margins for Energy Services in the quarter;  year‐over‐year net income  comparisons in 2017 will reflect 2016 expiration of 179D tax credits • U.S. DOE continues focus on performance contracting work; ESG one of the contractors selected   $585  $610  $655  $725  $780   $400  $500  $600  $700  $800 Q1 '14 Q1 '15 Q1 '16 Q4 '16 Q1 '17 In millions VISCO Backlog 26 VESCO Q1 Revenues VISCO’s Results Reflect Steady Improvement, Including the Trailing Twelve‐Month (TTM) Comparison Vectren | AGA Financial Forum | May 2017

VISCO Outlook Distribution construction activity continues to accelerate driven by gas utility  pipe replacement programs Transmission construction should begin recovery in 2018; approval of several  large proposed pipeline projects could accelerate sector recovery VISCO gross margin decline primarily reflects slowed transmission  construction activity; recovery expected as activity picks up Growth Driven By Continued Distribution Activity and  Transmission Sector Recovery $421  $664  $784  $779  $843  $813  $945  5% 10% 15% 20% 25% 30%  $‐  $200  $400  $600  $800  $1,000  $1,200 2011 2012 2013 2014 2015 2016 2017E Gross Margin  %  Gross Revenue  – (millions) Revenue/GM Trend Vectren | AGA Financial Forum | May 201727

VESCO Outlook Revenue expected to grow to ~$300M in 2017 and margins expected to return  to more typical levels at ~21%; large Coronado project begins this yr.  Strong results across most markets & geographic regions and favorable mix of projects  drove margin of 24% and record 2016 revenues of $260M  179D earnings were $5.5M in 2016; Net of related expenses, the EPS impact to  Vectren was ~$0.05 per share in 2016; Tax law ended in 2016 Long‐term demand drivers here to stay: energy efficiency, system resiliency and  sustainable infrastructure including renewable/clean generation $82  $77  $72  $144  $226  $234 $250   $‐  $50  $100  $150  $200  $250  $300 2011 2012 2013 2014 2015 2016 2017E In millions VESCO Ending Backlog VESCO Poised for Significant Revenue Growth Again in 2017 Sales  funnel of  ~$375M Vectren | AGA Financial Forum | May 201728

Closing  Remarks

Top Decile for Dividend Increases $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 2014 ‐ 2016 CAGR: 5.3% 2000 ‐ 2013 CAGR: 2.9% Annualized dividend increased 5% to $1.68 per share in Nov. 2016 57 Consecutive Years of Dividend Increases Vectren | AGA Financial Forum | May 201730

Proven Track Record of Achieving Targets  Achievements over the past 5 years…   VVC EPS CAGR of 8% while maintaining financial discipline ‐ earned ROE >peers • Utility has earned overall allowed ROE for five straight years  Extended record of growing dividends to 57 consecutive years • Accelerated dividend growth – 5.3% average annualized increase last 3 years   Maintained strong balance sheet; S&P steady at A‐, Moody’s up one notch to A2 (’14)  Reduced nonutility risk by exiting volatile commodity‐based businesses (‘11‐’14) $1.73  $1.94  $2.12  $2.28  $2.39  $2.55  9.8% 10.6% 11.3% 11.9% 12.0% 12.3% 2011 2012 2013* 2014* 2015 2016 * Excludes ProLiance in 2013 & Coal Mining in 2014 ‐ years of disposition Vectren EPS and Earned ROE 5 Year EPS  CAGR of 8% 5‐Yr Total Return Comparison As of 12/31/16 5‐Year Total Shareholder Return of 110% VVC 5 Year  CAGR of 16% 110% 102% 98% 71% 64% Vectren VVC Peers S&P 500 Dow Utilities S&P 500 Utilities Vectren | AGA Financial Forum | May 201731

Vectren’s Long‐Term Outlook Improves Again Long‐Term Targets Consolidated EPS growth 6‐8% Dividend growth 6‐8% Consolidated payout ratio 60‐65% Utility EPS growth 5‐7% Note: Long‐term EPS growth of approx. $0.06‐0.10/yr. for Nonutility  $1.73  $2.55  $2.60   $1.70  $2.20  $2.70  $3.20  $3.70 2011 2016 2017E Future EPS VVC Actual and Expected EPS Growth Long‐Term EPS CAGR: 6‐8% 2011‐2026 CAGR: 6‐8% 2011‐2017E   CAGR: 7% EPS and Dividend Growth Targets Reflect  Long‐Term Utility Capital Investment Plan of $6.5 Billion Vectren | AGA Financial Forum | May 201732

Appendix

2016 Highlights  Vectren consolidated 2016 EPS of $2.55 • Utility EPS of $2.10, up 7.7% compared to 2015 • Favorable weather impacted EPS $0.02 vs. normal  Strong utility earnings growth driven by gas infrastructure investment  programs and margin growth from large customers  Utility earned overall allowed ROE for the 5th year in a row  Filed Integrated Resource Plan (IRP) in December 2016  Record year of earnings for VESCO and VISCO Distribution  Dividend increased 5% in Nov. 2016 to $1.68/sh., annualized • 57 consecutive years of dividend increases $2.39 $0.15 Flat $0.01 $2.55 2015 Actual Utility Corp &  Other Nonutility 2016 Actual Vectren Consolidated EPS Vectren Utility EPS  Another Year of Consistent Earnings Growth; 2016 EPS Up 6.7% $1.95 $2.10$0.13 $0.02 Weather 2015  Actual 2016  Actual Infrastr. Investment Appendix Vectren | AGA Financial Forum | May 201734

  2017E   Guidance      2016 $ in millions   Midpoint      Actual        (unchanged) Margin 957$               928$               O & M ‐ Non‐Pass thru 280                 278                 O & M ‐ Pass thru 62                   56                   Depreciation 233                 219                 Other Taxes 64                   58                   Interest 74                   70                   Other Income 30                   26                   Income Taxes 98                   99                   Net Income 176$               174$               Utility Long‐term customer growth expectations of: Gas, 0.5‐1.0%; Electric, 0.5% Continue to control costs through continuous improvement efforts  Targeting long‐term CAGR of <1% for non‐pass‐thru O&M  Some annual variability, including planned electric generation maintenance and  performance‐based compensation Metrics Appendix Vectren | AGA Financial Forum | May 201735

Infrastructure Services (VISCO) Metrics $ in millions 2017 2016 2017 2016 Gross Revenue 147.3$       112.5$       848.0$       779.0$       Gross Margin % 5.0% 1.5% 14.0% 14.0% EBITDA (1) (0.3)$         (4.9)$          98.2$        92.9$        Depreciation & Amortization (2) 9.9$          9.6$           38.5$        44.1$        Earnings From Operations (1) (9.3)$         (13.5)$        60.8$        51.5$        Interest 3.0$           3.7$           11.9$         15.2$         Net Income (1) (9.3)$         (12.6)$        28.2$        19.8$        Earnings Per Share (1) (0.11)$       (0.15)$        0.34$        0.24$        Ending Backlog 780$          655$          780$          655$          Footnotes: Trailing  reflected in bidding  Ended Mar 31 3 Months 12 Months Ended Mar 31 1) After allocations  2) Lower D&A beginning in 2016 due to adjustments of depreciable lives;  lower D&A is being Vectren | AGA Financial Forum | May 201736 Appendix

Infrastructure Services (VISCO) Metrics – 5 year look 2017E Guidance Midpoint $ in millions (unchanged) 2016 2015 2014 2013 2012 Gross Revenue 945$           813.3$       843.3$       779.0$       783.5$       663.6$       Gross Margin % 14.0% 14.0% 14.5% 17.5% 18.0% 18.0% EBITDA (1) 115$          93.6$        109.2$       118.6$      122.0$      98.2$        Depreciation & Amortization (2) 40$            38.2$        44.5$         36.2$        28.8$        20.7$        Earnings From Operations (1) 75$            56.2$        67.1$         82.6$        92.8$        77.8$        Interest 12$             12.5$         15.3$         10.2$         9.9$           7.4$           Net Income (1) 35$            25.0$        29.7$         43.1$        49.0$        40.5$        Earnings Per Share (1) 0.42$         0.30$        0.36$         0.52$        0.60$        0.49$        Ending Backlog 725$          665$          625$          535$          380$          Footnotes: 2) Lower D&A beginning in 2016 due to adjustments of depreciable lives; lower D&A is being  reflected in bidding 1) After allocations  Vectren | AGA Financial Forum | May 201737 Appendix

Infrastructure Services (VISCO) General Description of Types of Customer Contracts for Infrastructure Services  Infrastructure Services operates primarily under two types of contracts – blanket contracts and bid  contracts.  Blanket contracts are ones which a customer is not committed to specific volumes of services,  but where we have been or expect to be chosen to perform work needed by a customer in a given time  frame (typically awarded on a yearly basis).  Bid contracts are ones which a customer will commit to a  specific service to be performed for a specific price, whether in total for a project or on a per unit basis  (e.g., per dig or per foot). General Description of Backlog for Infrastructure Services  For blanket work, backlog represents an estimate of the amount of gross revenue that we expect to  realize from work to be performed in the next 12 months on existing contracts or contracts we  reasonably expect to be renewed or awarded based upon recent history or discussions with customers.  For bid work, backlog represents the value remaining on contracts awarded or that we reasonably expect  to be awarded, but are not yet completed.  While there is a reasonable basis to estimate backlog, there can be no assurance as to our customers’  eventual demand for our services each year or, therefore, the accuracy of our estimate of backlog. Backlog for Infrastructure Services estimated as follows:  For blanket work, estimated backlog as of 3/31/17 is $430 million compared to $435 million at 12/31/16.   The estimate of the amount of gross revenue that we expect to realize from work to be performed in the  next 12 months is multiplied by 80% to factor in such unknowns as weather and potential budgetary  restrictions of customers.  For bid work, estimated backlog as of 3/31/17 is $350 million compared to $290 million at 12/31/16.    Total estimated backlog as of 3/31/17: $780 million compared to $725 million at 12/31/16 and $655  million at 3/31/16 Estimated Backlog Vectren | AGA Financial Forum | May 201738 Appendix

VISCO Pipeline construction and  maintenance in natural gas, oil,  and liquids industry President – Ted Crowe, 38 years  industry experience Seasoned management team Geographic focus: Midwest,  Northeast and Northern US Primary construction services – mainline and gathering pipeline;  compressor stations; pump  stations; terminal work; tank  farms; pipeline maintenance;  hydrostatic testing Minnesota Limited Transmission Miller Pipeline Distribution Miller Pipeline Water/Wastewater Vectren | AGA Financial Forum |May 201739 Business Profile Pipeline construction and  maintenance in natural gas  distribution industry President – Kevin Miller, 40  years industry experience Seasoned management team Geographic focus: Midwest,  Southern, Eastern and Western  US  Primary construction services – new mains and services;  replacement mains and services;  external and internal joint  repair; vacuum excavation and  horizontal directional drilling  Pipeline construction and repair  in water and wastewater  pipeline markets President – Chris Schuler, 30  years industry experience Seasoned management team Geographic focus: Midwest and  Southern US Primary services – water  pipeline construction;  wastewater rehab utilizing cured  in place pipe, fold in form pipe;  internal joint repair and  horizontal directional drilling Appendix

VISCO Vectren | AGA Financial Forum |May 201740 Distribution Opportunities Appendix States of operation for  VISCO’s distribution  business Source: American Gas  Association 40 States & D.C. with Accelerated  Infrastructure Replacement Programs

VISCO Vectren | AGA Financial Forum |May 201741 Long‐Term Customer Relationships Long‐Term  Customers Long‐term customer  relationships are key  Relationship with top 10  distribution customers  averages 20+ years Reputation for high quality  construction work and  customer service Shared culture of  commitment to safety with  our customers Building on our history and  reputation, added several  significant new customers  over the past few years Appendix

VISCO Vectren | AGA Financial Forum |May 201742 Competitive Landscape Competition Consolidation continues in our  industry  Fragmented market – many small  family‐owned contractors still  servicing geographic territories  Market has a preference for larger  contractors  VISCO has strong brand recognition  in the industry VISCO’s seasoned management  team has the ability to adapt to  market changes  Extensive acquisition experience  over many years  8 acquisitions (1 large – Minnesota  Ltd  ‐ and 7 small) Publicly Owned Competitors Privately Owned Competitors Appendix

Energy Services (VESCO) Metrics $ in millions 2017 2016 2017 2016 Revenue 52.8$         49.4$         263.4$       226.1$       Gross Margin as % of Revenue 23% 23% 24% 22% EBITDA (1) (1.1)$         0.2$           12.0$        8.1$          Interest 0.3$           0.5$           1.7$           1.4$           179D Tax Deductions (2) ‐$            0.7$           4.8$          6.8$          Net Income / (Loss) (1) (1.2)$         0.1$           11.2$        10.6$        Earnings Per Share (1) (0.01)$       ‐$             0.14$        0.13$        Ending Backlog (3) 195$         208$          195$         208$         New Contracts  (3) 7$             24$            223$         247$         Footnotes: 3) Represents signed construction contracts; does not include multi‐year O&M agreements Trailing 1) After allocations 2) Net income impact to VESCO, net of related expenses; 179D tax law expired in 2016 12 Months Ended Mar 31 3 Months Ended Mar 31 Vectren | AGA Financial Forum | May 201743 Appendix

Energy Services (VESCO) Metrics – 5 year look 2017E Guidance Midpoint $ in millions (unchanged) 2016 2015 2014 2013 2012 Revenue 300$          260.0$       199.9$       129.8$       91.3$         117.7$       Gross Margin as % of Revenue 21% 24% 22% 24% 27% 27% EBITDA (1) 13$           13.3$        3.5$           (5.9)$         (8.7)$         (1.1)$         Interest 2$              1.9$           1.2$           1.2$           0.5$           0.3$           179D Tax Deductions (2) ‐$            5.5$          6.1$           3.7$          6.4$          6.2$          Net Income / (Loss) (1) 7$             12.5$        7.3$           (3.2)$         1.0$          5.7$          Earnings Per Share (1) 0.09$        0.15$        0.09$         (0.04)$       0.01$        0.07$        Ending Backlog (3) 250$         234$         226$          144$         72$           77$           New Contracts  (3) 290$         239$         258$          189$         86$           104$         Footnotes: 1) After allocations 2) Net income impact to VESCO, net of related expenses; 179D tax law expired in 2016 Vectren | AGA Financial Forum | May 201744 Appendix

VESCO Public & Federal Sectors  Design and construction of efficiency  projects where savings are used to  finance the improvements  Excess savings often used to fund  deferred maintenance projects  Solid reputation among customers  for innovative solutions and quality  work Key Drivers  Aging infrastructure  Need to reduce operating costs  Lack of capital budgets   Escalating electricity prices  Sustainability initiatives  Strong public policy support  Efficiency is the cheapest resource Performance  Contracting Sustainable  Infrastructure Operations &  Maintenance Vectren | AGA Financial Forum |May 201745 Business Profile Public, Private and Federal Sectors   Design and construction of larger  scale capital projects  Combined heat and power (CHP)  Anaerobic digesters, landfill gas and  other renewable energy projects  Compressed natural gas (CNG)  transportation fuel infrastructure  Key Drivers  Prospect of increasing electric rates  and stable natural gas prices  Desire for control of energy prices  Electric grid reliability concerns  Increasing environmental regulations  (air, water, organic waste)  Advances in technology (microgrids,  renewables, and storage)  Corporate and institutional  sustainability initiatives Public & Federal Sectors  Focus on plants and projects built by  VESCO – currently nine locations  Steam, electricity, chilled water and  power conditioning  Accounts for approximately 20% of  VESCO’s work force  Contributes $25M ‐ $30M of revenue  annually, but some recent large  projects will add to this total in  coming years Key Drivers  Customer convenience and risk   reduction (focus on core business)  VESCO reduces risks associated with  any savings or operations guarantees  Attractive recurring revenue stream  Fed projects often require long‐term  operations & maintenance  agreements Appendix

VESCO Vectren | AGA Financial Forum |May 201746 At A Glance Primary subsidiary,  Energy Systems Group,  founded in 1994 Accredited by the  National Association of  Energy Service Companies  (NAESCO) Licensed to do business in  48 states, the U.S. Virgin  Islands, and Puerto Rico 347 Employees ‐ 191 Sales/Engr./Proj. Mgt. ‐ 79 O&M Staff Developed $2.5+ billion in  projects for 370+  customers Facilitated in excess of $1  billion of project  financing $1 billion in multiple  phase (repeat customer)  projects Equipment Independent /  Vendor Neutral Appendix

VESCO Vectren | AGA Financial Forum |May 201747 Market Sectors and Customers Appendix • Municipalities • Water and Wastewater Utilities • Solid Waste Authorities • Colleges / Universities • Hospitals / Healthcare • Commercial & Industrial • Federal • Department of Veterans Affairs • Department of Defense • Colleges / Universities • Municipal Utilities • Hospitals / Healthcare • 23 UESC partners (utility energy  service contract)  • One of 21 DOE qualified ESCOs  • One of 15 USACE* qualified ESCOs (1)  • Department of Energy • Department of Defense • Department of Veterans Affairs • Department of Agriculture • General Services Administration • Utilities • Municipalities • Water and Wastewater Utilities • Electric and Gas Utilities • Solid Waste Authorities • K‐12 Schools • State Agencies • Colleges / Universities  • Correctional Facilities • Highway Departments • Hospitals / Healthcare Public  Sector  Federal  Sector Sustainable  Infrastructure Operations &  Maintenance Performance  Contracting (1) Awarded in 2015 after  undergoing a re‐compete  process.  * US Army Corps of Engineers

VESCO Vectren | AGA Financial Forum |May 201748 Competitive Landscape Sustainable Infrastructure  Federal Public Sector Appendix

Appendix

Key VESCO Projects

Demonstrates Success/Strength Across All Sectors




BRADLEY COUNTY SCHOOLS



Naval Base Coronado
(Federal)

- $70M Energy Savings Performance Contract (ESPC) Project
- Additional 23-year Operations and Maintenance contract for $64M
- Project scope includes base-wide steam decentralization and compressed air distribution system upgrades

Bradley Co. (TN) Schools
(Public)

- $16M project includes comprehensive energy and infrastructure improvements at 18 schools plus the Central Office and Central Annex
- Signifies overall resurgence of K-12 market in the southeast totaling five contracts worth $34M with several more in the sales funnel

Town of Niskayuna, NY
(Sustainable Infrastructure)

- 2nd project in New York
- First of several planned projects for infrastructure improvements at wastewater treatment plant
- $9M project includes new influent weather improvements for 300,000 gallon storm water storage tank and associated infrastructure
- Improvements will help protect Mohawk River

49 Vectren | AGA Financial Forum | May 2017

Appendix

State Utility Commissioners

Constructive Regulatory Environments

Indiana Utility Regulatory Commission (IURC)

- Five commissioners
- Appointed by Governor
- Four-year terms
- Commission Rating
  - Strong (S&P)
  - Above Average (SNL)

Public Utilities Commission of Ohio (PUCO)

- Five commissioners
- Appointed by Governor
- Five-year terms
- Commission Rating*
  - Strong (S&P)
  - Average (SNL)

** Vectren gas-only ops in OH; SNL rating may be lower due to competitive electric market in OH*

Commissioner	Party	First Appointed	Term Ends
James Atterholt, chair**	R	Feb. 2017	Jan. 2020
Jim Huston	R	Sept. 2014	Mar. 2017
Angela Weber	R	Mar. 2014	Mar. 2018
David Ziegner	D	Aug. 1990	Apr. 2019
Sarah Freeman	D	Sept. 2016	Dec. 2017

*** Previously served as chairman of the IURC from 2010 to 2014.*

Commissioner	Party	First Appointed	Term Ends
Asim Haque, chair	I	Jun. 2013	Apr. 2021
Beth Trombold	I	Feb. 2013	Apr. 2018
Thomas Johnson	R	Apr. 2014	Apr. 2019
Lawrence Friedeman	D	Feb. 2017	Apr. 2020
Daniel Conway	R	Feb. 2017	Apr. 2022

50 Vectren | AGA Financial Forum | May 2017

Utility Business Review Vectren | AGA Financial Forum |May 201751 Environmental & Sustainability Appendix Renewed Energy Key Coal‐Fired  Pollution Controls Landfill Gas – 3.2 MW,  Blackfoot Clean Energy Facility  in Winslow, IN  Wind energy – up to 80 MW,  purchased under two 20‐year  contracts through Benton  County, IN wind farms Voluntary clean power plan  standard in Ind. of 10% by 2025 100% scrubbed for sulfur  dioxide (SO2) 90% controlled for nitrogen  oxide (NOx) Mercury (Hg) emissions  reduced to meet requirements Particulate matter removed at  average of 99% efficiency 90% 80% 99% 31% 0% 20% 40% 60% 80% 100% Sulfur Dioxide Nitrogen Oxide Particulate Matter Carbon Dioxide Vectren’s Emissions Reductions* (SO2) (NOX) (CO2) * Reduction data as of  2015; CO2 reduction of  31% is compared to 2005  levels (on a tonnage basis) Owned Generation Coal‐fired base load – 5  units totaling 1,000 MW  (97% of ’15 gen.) Gas‐fired peaking turbines  – 6 units totaling 245 MW  (2% of ’15 gen.)

A.B. Brown 1 A.B. Brown 2 F.B. Culley 2 F.B. Culley 3 Warrick 4* Year of Installation 1979 1986 1966 1973 1970 MW 245 245 90 270 150 10‐Yr Net Capacity Factor (2007‐16) 56.9% 60.9% 33.1% 63.7% 71.5% 2016 Avg. Heat Rate (BTU/kWh) 11,336 10,985 13,241 10,625 10,915 Pollution Controls SO2 Flue gas  desulphurization Flue gas  desulphurization Flue gas  desulphurization Flue gas  desulphurization Flue gas  desulphurization NOx Selective catalytic  reduction Selective catalytic  reduction Low NOx Burner Selective catalytic  reduction Selective catalytic  reduction Particulate Matter Fabric Filter Electrostatic  precipitator Electrostatic  precipitator Fabric Filter Electrostatic  precipitator MATS Injection Injection Injection Injection Injection SO3 Injection Injection N/A Injection Injection Coal‐Fired Generation * 50% ownership of 300 MW with Alcoa Current Portfolio Vectren | AGA Financial Forum | May 201752 Appendix

Integrated Resource Plan (IRP)* Preferred Portfolio Overview * Preferred Plan has been filed with the IN Commission; also, dialogue is ongoing  with Alcoa relative to plans for the Warrick 4 unit 2015 Portfolio Resource Mix  (MWhs) Energy Efficiency,  Renewables, Other  10% Coal Base Load  90% 2026 Portfolio Resource Mix  (MWhs) Energy Efficiency,  Renewables, Other 15% Coal  Base Load 30% Natural Gas  55% Vectren | AGA Financial Forum | May 201753 Appendix

Use of Non‐GAAP Performance Measures and  Per Share Measures Contribution to Vectren's Basic EPS Per share earnings contributions of the Utility Group, Nonutility Group, and Corporate and Other are presented  and are non‐GAAP measures. Such per share amounts are based on the earnings contribution of each group  included in the Company’s consolidated results divided by the Company’s basic average shares outstanding  during the period. The earnings per share of the groups do not represent a direct legal interest in the assets and  liabilities allocated to the groups; instead they represent a direct equity interest in the Company's assets and  liabilities as a whole. These non‐GAAP measures are used by management to evaluate the performance of  individual businesses. In addition, other items giving rise to period over period variances, such as weather, may  be presented on an after tax and per share basis. These amounts are calculated at a statutory tax rate divided by  the Company’s basic average shares outstanding during the period. Accordingly, management believes these  measures are useful to investors in understanding each business’ contribution to consolidated earnings per  share and in analyzing consolidated period to period changes and the potential for earnings per share  contributions in future periods. Per share amounts of the Utility Group and the Nonutility Group are reconciled  to the GAAP financial measure of basic EPS by combining the two. Any resulting differences are attributable to  results from Corporate and Other operations. The non‐GAAP financial measures disclosed by the Company  should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP,  and the financial results calculated in accordance with GAAP. Vectren | AGA Financial Forum | May 201754 Appendix